UNITEDSTATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 10, 2005

A. M. Castle & Co.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

3400 N. Wolf Road, Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code	847/455-7111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 2.02 Results of Operations and Financial Condition

On Tuesday, May 10, 2005 the Company disseminated a press release, attached as Exhibit A, announcing the Company’s operational results for the First Quarter ending March 31, 2005.

As part of the press release there is a bridge of the non-GAAP financial measurement of EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to reported net income. It is shown below the disclosure of the GAAP figures for Operating income, Net income and Diluted earnings per share. This reconciliation of EBITDA to Net income is for the Three Months Ended March 31, 2005 and March 31, 2004.

The Company believes, however, that EBITDA is an important term and concept because of its use by the professional investment community, including the Company’s primary lenders. The Company believes the use of this Term is necessary to a proper understanding of the changes in the Company’s earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. Castle & Co.

/s/ Lawrence A. Boik
Vice President and Chief Financial Officer

Date	May 10, 2005

A. M. CASTLE & CO.
3400 North Wolf Road
Fraknlin Park, Illinois 60131
(847) 455-7111
(847) 455-6930 (Fax)

For Further Information:

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
G. Thomas McKane	Analyst Contacts:	General Information:
Chairman & CEO	John McNamara	George Zagoudis (312) 640-6663
(847) 349-2502	(212) 827-3771	Email:gzagoudis@financialrelationsboard.com
Email: tmckane@amcastle.com	Email: jmcnamara@financialrelationsboard.com

Traded: AMEX, CSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
TUESDAY, MAY 10, 2005

A. M. CASTLE & CO. ANNOUNCES RECORD
FIRST QUARTER 2005 RESULTS

FRANKLIN PARK, ILLINOIS, MAY 10, 2005 — A.M. CASTLE & CO. (AMEX: CAS) announced today record sales and earnings performance for the first quarter ended March 31, 2005. Consolidated net sales increased 40% to $246.2 million, up $70.6 million from $175.6 million in the same period of 2004. Net income applicable to common stock totalled $11.9 million, or $0.75 per share (basic), compared to net income applicable to common stock of $2.1 million, or $0.13 per share (basic), in the prior year.

In making the announcement, G. Thomas McKane, Chairman and CEO, noted that the Company’s primary customer markets within the producer durable goods equipment manufacturing of North America, remain strong. "The aerospace, oil and gas, mining and construction equipment, along with heavy truck and railroad equipment sectors are showing particular strength."  McKane added, "Additionally, the average metal pricing for our primary products has risen modestly since the end of 2004, mostly in our nickel alloy, stainless steel and aluminum product lines.  The Company estimates real volume growth in its metal segment at approximately 5% with average metal prices up 37% versus the first quarter last year. Plastic segment net sales increased 25% versus the first quarter of 2004, comprised of an estimated favorable 16% material price impact and 9% real growth."

The Company’s incremental operating income of 22% on incremental sales growth during the quarter reflected continued strong operating expense leverage.  "One of our key objectives for 2005 is the replacement of our existing receivables purchase facility with a more traditional revolving credit line," McKane commented, "Our continued strong operating performance allows us greater flexibility in pursuing refinancing options that will reduce debt service expense over the long-term."

In closing, Mr. McKane invited interested parties to listen to its conference call scheduled for 11:00 a.m. (EST) today, Tuesday, May 10, 2005. Connection is available at www.amcastle.com and will be available for 14 days following the call.

Founded in 1890, A. M. Castle & Co. is a specialty metals and plastics distribution company serving the North American market, principally within the producer durable equipment sector. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a wide spectrum of industries. Within its core metals business, it specializes in the distribution of carbon, alloy and stainless steels; nickel alloy; aluminum; copper and brass. Through its subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle operates over 50 locations throughout North America. Its common stock is traded on the American and Chicago Stock Exchange under the ticker symbol "CAS".

The financial statements included in this release contain a non-GAAP disclosure, EBITDA, which consists of income before provision for income taxes plus depreciation and amortization, and interest expense (including discount on accounts receivable sold), less interest income. EBITDA is presented as a supplemental disclosure because this measure is widely used by the investment community for evaluation purposes and provides the reader with additional information in analyzing the Company’s operating results. A reconciliation of EBITDA to net income is provided per Securities Exchange Commission requirements.

This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which the Company has no control. These risk factors and additional information are included in the Company’s reports on file with the Securities Exchange Commission.

CONSOLIDATED STATEMENTS OF INCOME	For the Three
(Dollars in thousands, except per share data)	Months Ended
Unaudited	Mar. 31
	2005	2004

Net sales	$246,203	$175,634
Cost of material sold	(173,300)	(124,481)
Gross material margin	72,903	51,153

Plant and delivery expense	(26,368)	(23,599)
Sales, general, and administrative expense	(22,955)	(19,454)
Depreciation and amortization expense	(2,273)	(2,247)
Total operating expense	(51,596)	(45,300)

Operating income	21,307	5,853

Interest expense, net	(2,083)	(2,314)
Discount on sale of accounts receivable	(536)	(283)

Income before income tax and equity in unconsolidated subsidiaries	18,688	3,256

Income taxes
Federal	(6,009)	(1,025)
State	(1,476)	(312)
	(7,485)	(1,337)

Net income before equity in unconsolidated subsidiaries	11,203	1,919

Equity earnings of joint ventures, net of tax	915	383
Net income	12,118	2,302

Preferred Dividends	(240)	(240)
Net income applicable to common stock	$11,878	$2,062

Basic earnings per share	$0.75	$0.13
Diluted earnings per share	$0.70	$0.13

EBITDA *	$25,089	$8,732

*Earnings before interest, discount on sale of accounts receivable, taxes, depreciation and amortization

Reconciliation of EBITDA to net income:	For the Three
	Months Ended
	March 31,
	2005	2004

Net income	$12,118	$2,302
Depreciation and amortization	2,273	2,247
Interest, net	2,083	2,314
Discount on sales of accounts receivable	536	283
Income taxes	7,485	1,337
Tax on equity in unconsolidated subsidiaries	594	249
EBITDA	$25,089	$8,732

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)	Period Ended
Unaudited*	Mar. 31	Dec. 31	Mar. 31
	2005*	2004	2004*
ASSETS
Current assets
Cash and equivalents	$4,945	$3,106	$4,434
Accounts receivable, less allowances of $1,877 in March 2005,
$1,760 in December 2004 and $526 in March 2004	95,194	80,323	77,348
Inventories (principally on last-in first-out basis)
(latest cost higher by approximately $95,700 in March 2005,
$92,500 in December 2004 and $55,600 in March 2004)	139,219	135,588	104,040
Income tax receivable	162	169	652
Assets held for sale	995	995	1,117
Advances to joint ventures and other current assets	7,624	7,325	6,599
Total current assets	248,139	227,506	194,190
Investment in joint ventures	9,204	8,463	5,060
Goodwill	32,196	32,201	31,935
Pension assets	41,933	42,262	42,122
Advances to joint ventures and other assets	6,967	7,586	8,265
Property, plant and equipment, at cost
Land	4,770	4,771	4,767
Building	45,495	45,514	46,975
Machinery and equipment	125,339	124,641	119,253
	175,604	174,926	170,995
Less - accumulated depreciation	(111,931)	(109,928)	(103,079)
	63,673	64,998	67,916
Total assets	$402,112	$383,016	$349,488

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$96,595	$93,342	$77,056
Accrued liabilities and deferred gains	22,695	23,016	18,665
Current and deferred income taxes	10,235	4,349	4,656
Current portion of long-term debt	16,390	11,607	8,308
Total current liabilities	145,915	132,314	108,685
Long-term debt, less current portion	82,706	89,771	98,409
Deferred income taxes	20,462	19,668	15,670
Deferred gain on sale of assets	6,251	6,465	7,095
Minority interest	1,653	1,644	1,261
Post retirement benefits obligations	2,901	2,905	2,765
Stockholders' equity
Preferred stock, no par value - 10,000,000 shares
authorized; 12,000 shares issued and outstanding	11,239	11,239	11,239
Common stock, $0.01 par value - authorized 30,000,000
shares; issued and outstanding 15,823,079 at March 2005,
15,806,366 at December 2004 and 15,788,442 at March 2004	159	159	159
Additional paid in capital	35,150	35,082	35,009
Earnings reinvested in the business	94,278	82,400	68,542
Accumulated other comprehensive income	1,643	1,616	928
Other - deferred compensation	-	(2)	(29)
Treasury stock, at cost - 63,331 shares at March 2005, 62,065
shares at December 2004 and 57,019 shares at March 2004	(245)	(245)	(245)
Total stockholders' equity	142,224	130,249	115,603
Total liabilities and stockholders' equity	$402,112	$383,016	$349,488

CONDENSED STATEMENTS OF CASH FLOWS
(Dollars in thousands)	For the Three Months
	Ended Mar. 31,
	2005	2004

Cash flows from operating activities:
Net income	$12,118	$2,302
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	2,273	2,247
Amortization of deferred gain	(214)	(209)
Equity in (earnings) from joint ventures	(1,509)	(632)
Deferred taxes and income tax receivable	807	1,666
Non-cash pension loss and post-retirement benefits	562	105
Other	383	93
Cash from operating activities before working capital changes	14,420	5,572
Increase (decrease) from changes in:
Accounts receivable sold	13,500	5,000
Accounts receivable	(28,429)	(26,883)
Inventory	(3,718)	14,962
Accounts payable and accrued liabilities	3,075	8,212
Other current assets	(300)	240
Income tax payable	5,885	(143)
Net cash from operating activities	4,433	6,959

Cash flows from investing activities:
Investments and acquisitions	-	(1,744)
Cash from joint ventures	767	-
Capital expenditures	(989)	(1,430)
Net cash from investing activities	(222)	(3,174)

Cash flows from financing activities:
Repayment of long-term debt	(2,217)	(1,479)
Preferred stock dividend	(240)	(240)
Other	68	17
Net cash from financing activities	(2,389)	(1,702)

Effect of exchange rate changes on cash	17	(104)

Net increase in cash	1,839	1,979

Cash - beginning of year	3,106	2,455
Cash - end of period	$4,945	$4,434